UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  1)

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Filed by a Party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

AIRCASTLE LIMITED
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ]
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AIRCASTLE LIMITED
2011 Annual General Meeting of Shareholders
May 18, 2011
Supplement to the Proxy Statement dated April 14, 2011

               This supplement to the proxy statement dated April 14, 2011 relates to the proxy being solicited by the Board of Directors of Aircastle Limited (the “Company”) for its 2011 Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at the Hilton Hotel, located at First Stamford Place, Stamford, CT on May 26, 2011 at 10:00 a.m. Eastern Daylight Time, and at any adjournment or postponement of the Annual Meeting. The proxy statement for the Annual Meeting was first mailed to shareholders on or about April 14, 2011.

               Subsequent to the mailing of the definitive proxy statement, the Company engaged the services of D.F. King & Co., Inc. to assist the Company in the solicitation of proxies for an anticipated fee of $7,500. The Company has also agreed to reimburse D.F. King & Co. for reasonable out-of-pocket expenses incurred in connection with the proxy solicitation and to indemnify D.F. King & Co. against certain losses, costs and expenses.